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                                                                     EXHIBIT 8.1

                              [FORM OF TAX OPINION]









                                ________ __, 1999


Board of Trustees
The Troy Savings Bank
32 Second Street
Troy, New York  12180

Board of Directors
Troy Financial Corporation
32 Second Street
Troy, New York  12180

Gentlemen/Ladies:

                  Pursuant to Section 30 of the Plan of Conversion originally adopted on July 15, 1998, and amended on December 10, 1998 and January 28, 1999 (the "Plan"), you have requested that we render to you our opinion with respect to certain federal income tax consequences of the proposed conversion of The Troy Savings Bank (the "Savings Bank") from a New York state-chartered mutual savings bank to a New York-state chartered capital stock savings bank under the same name and the acquisition of the Savings Bank's capital stock by Troy Financial Corporation, a Delaware corporation (the "Holding Company").

                  In connection with the preparation of this opinion, we have examined and with your consent relied upon the following documents (including all exhibits and schedules thereto): (1) the Plan; (2) the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement") and/or the Proxy Statement/Prospectus of the Holding Company (the "Proxy Statement"); (3) representations and certifications made to us by the Holding Company and the Savings Bank (attached hereto as Exhibit A);
(4) such other instruments and documents related to the formation, organization and operation of the Holding Company and the Savings Bank or to the consummation of the Plan

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The Troy Savings Bank
Troy Financial Corporation
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and the transactions contemplated thereby as we have deemed necessary or appropriate. (1)

                            The Proposed Transaction

                  Based solely upon our review of the documents set forth above, and upon such information as the Holding Company and the Savings Bank have provided to us (which we have not attempted to verify in any respect), and in reliance upon such documents and information, we understand that the proposed transaction and the relevant facts with respect thereto are as follows:

                  The Holding Company has not engaged in any significant business to date. The Holding Company was established in December 1998 to be the bank holding company for the Savings Bank upon the Conversion.

                  The Savings Bank is a mutual savings bank headquartered in Troy, New York. The Savings Bank provides full service business and retail banking, and trust and investment services to individuals, families and businesses throughout the six New York Counties of Albany, Rensselaer (Troy), Saratoga, Schenectady, Warren and Washington.

                  In order to enable the Savings Bank to compete more effectively with other financial service providers (including savings banks), raise capital as needed and facilitate the Holding Company's establishment or acquisition of a commercial bank that can accept municipal deposits to complement the Savings Bank's municipal investment activities, the Board of Trustees has adopted the Plan, pursuant to which the Savings Bank will convert from a New York State-chartered mutual savings bank to a New York State-chartered capital stock savings bank (the "Converted Bank"). Pursuant to the Plan, the Holding Company will acquire all of the issued and outstanding shares of the Converted Bank's capital stock. The Holding Company will issue nontransferable Subscription Rights to purchase its stock, the Conversion Stock, to Eligible Account Holders, the Employee Plans established by the Savings Bank or Holding Company and the Supplemental Eligible Account Holders in the respective priorities and upon the terms and conditions set forth in the Plan (the "Subscription Offering"). Any shares of

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(1) All capitalized terms used herein and not otherwise defined shall have the same meaning as they have in the Plan. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

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Troy Financial Corporation
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Conversion Stock not subscribed for by the foregoing classes of persons will then be offered for sale to certain members of the public directly through a Community Offering, a Syndicated Community Offering, through an underwritten firm commitment public offering, or through a combination thereof. The Plan requires that the purchase price of the Conversion Stock be based on the appraised pro forma market value of the Conversion Stock, as determined on the basis of an independent appraisal. If the Holding Company is not utilized, then the Common Stock of the Savings Bank will be sold in the manner described above pursuant to the priorities set forth in the Plan.

                  The Plan provides that, immediately following the Conversion, the Holding Company intends to establish and donate to The Troy Savings Bank Community Foundation a certain number of shares of its authorized but unissued common stock. The Troy Savings Bank Community Foundation will be dedicated to the promotion of charitable purposes within the Savings Bank's communities, including, but not limited to, providing grants to the Music Hall Foundation and other qualifying charitable organizations. The funding of The Troy Savings Bank Community Foundation with common stock of the Holding Company furthers the stated goals of The Troy Savings Bank Community Foundation, and enables the community to share in the potential growth and any profitability of the Holding Company and the Savings Bank over the long-term. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, The Troy Savings Bank Community Foundation may sell the common stock contributed to it by the Holding Company subject to limitations.

                  The Plan also provides for the establishment, at the time of the Conversion, of a liquidation account in an amount equal to the Savings Bank's net worth as set forth in the latest statement of financial condition contained in the Proxy Statement. The liquidation account will be maintained by the Converted Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts at the Converted Bank in the event of a complete liquidation of the Converted Bank following the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder will, with respect to each deposit account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to each deposit account balance at the Eligibility Record Date or the Supplemental Eligibility Record Date as the case may be, or to such balance as it may be subsequently reduced.


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Troy Financial Corporation
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                  In the unlikely event of a complete liquidation of the
Converted Bank, following all liquidation payments to creditors, each Eligible Account Holder and Supplemental Eligible Account Holder will be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance for his deposit account then held, before any liquidation distribution may be made to any holders of the Converted Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured savings bank, in which the Converted Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account will be assumed by the surviving institution.

                         Assumptions and Representations

                  In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

                  1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time of the Conversion) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

                  2. The Conversion will be consummated in accordance with applicable state and federal law.

                  3. All representations made in the exhibits hereto are true, correct, and complete in all material respects. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

                  4. The Conversion will be consummated in accordance with the Plan and as described in the Proxy Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); both Holding Company and Savings Bank will comply with all reporting obligations with respect to the Conversion required under the Code and the Treasury Regulations thereunder; and the Plan and all other documents and

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Troy Financial Corporation
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instruments referred to therein or in the Proxy Statement are valid and binding in accordance with their terms.

                    Opinion - Federal Income Tax Consequences

                  Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that for Federal income tax purposes:

                  1. The proposed conversion of Savings Bank from a mutual savings bank to a stock savings bank is a tax-free reorganization within the meaning of section 368(a)(1)(F) of the Code, and neither Savings Bank nor the Converted Bank will recognize gain or loss as a result of the Conversion. Savings Bank and the Converted Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

                  2. No gain or loss will be recognized by the Converted Bank or the Holding Company upon the receipt by the Converted Bank of money from the Holding Company in exchange for shares of the Converted Bank's capital stock (Code Section 1032(a)).

                  3. No gain or loss will be recognized by the Holding Company upon the receipt of money in exchange for shares of its Conversion Stock (Code
Section 1032(a)).

                  4. The basis of the assets of the Savings Bank in the hands of Converted Bank will be the same as the basis of such assets in the hands of the Savings Bank immediately prior to the Conversion (Code Section 362(b)).

                  5. The holding period of the assets of the Savings Bank in the hands of the Converted Bank will include the holding period during which the Savings Bank held the assets (Code Section 1223(2)).

                  6. No gain or loss will be recognized by the Eligible Account Holders or the Supplemental Eligible Account Holders of the Savings Bank on the issuance to them of withdrawable deposit accounts in the Converted Bank plus interests in the liquidation account of the Converted Bank in exchange for their deposit accounts in the Savings Bank or to other depositors on the issuance to them of withdrawable deposit accounts in the Converted Bank in exchange for their deposit accounts in the Savings Bank (Code Section 354(a)).


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Troy Financial Corporation
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                  7. Provided that the amount to be paid for the Conversion
Stock pursuant to the Subscription Rights is equal to the fair market value of the stock, no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of the nontransferable Subscription Rights to purchase shares of stock in the Holding Company (Code Section 356(a)). Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of the exercise by them of the nontransferable Subscription Rights (Rev. Rul. 56-572, 1956-2 C.B. 182).

                  8. The basis of the deposit accounts in the Converted Bank to be received by the Eligible Account Holders, Supplemental Eligible Account Holders and other depositors of the Savings Bank will be the same as the basis of their deposit accounts in the Savings Bank surrendered in exchange therefor (Code Section 358(a)(1)). The basis of the interests in the liquidation account of the Converted Bank to be received by the Eligible Account Holders and Supplemental Eligible Account Holders of the Savings Bank will be zero (Rev. Rul. 71-233, 1971-1 C.B. 113). The basis of the Holding Company Conversion Stock to its stockholders will be the purchase price thereof plus the basis, if any, of the nontransferable Subscription Rights (Code Section 1012). Accordingly, assuming the nontransferable subscription rights have no value, the basis of the Conversion Stock to the Eligible Account Holders and Supplemental Eligible Account Holders will be the amount paid therefor.

                  9. The holding period of the Conversion Stock purchased pursuant to the exercise of Subscription Rights will commence on the date on which the right to acquire such stock was exercised (Code Section 1223(6)).

                  Our opinion in paragraph (7), above, is predicated on the representation that no person will receive any payment, whether in money or property, in lieu of the issuance of Subscription Rights. Our opinions in paragraphs (6) and (8), above, are predicated on the representation that no person will receive any payment, whether in money or property, in lieu of their interest in the liquidation account. Our opinions under paragraphs (7) and (8), above, assume that the Subscription Rights to purchase shares of Conversion Stock received by the Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. We understand that you have received a letter from FinPro, Inc. that the Subscription Rights do not have any value. We express no view regarding the valuation of the Subscription Rights. If the Subscription Rights are subsequently found to have a fair market value, income may be recognized by

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Troy Financial Corporation
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various recipients of the Subscription Rights (in certain cases, whether or not the Subscription Rights are exercised) and the Holding Company and/or the Converted Bank may be taxable on the distribution of the Subscription Rights.

                  In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

                  1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures, all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Neither Holding Company nor Savings Bank has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

                  2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Conversion or any other transaction (including any transaction undertaken in connection with the Conversion).

                  3. Our opinion set forth herein is based upon the description of the contemplated transactions as set forth above in the section captioned "The Proposed Transaction," the Plan and the Proxy Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the section captioned "The Proposed Transaction," the Plan and the Proxy Statement or to any transaction whatsoever, including the

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Troy Financial Corporation
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Conversion, if all the transactions described in the section captioned "The
Proposed Transaction," the Plan and the Proxy Statement are not consummated in accordance with the terms of the section captioned "The Proposed Transaction," the Plan and the Proxy Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                  This opinion is provided to the Holding Company and the Savings Bank only, and without our prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than reliance thereon by the Holding Company and the Savings Bank. Notwithstanding the prior sentence, we hereby consent to the use of the opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and to the submission of this opinion to the New York State Banking Department and the Federal Deposit Insurance Corporation. In giving the consent to use the opinion letter as an exhibit to the Registration Statement, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Sincerely yours,



                                             HOGAN & HARTSON L.L.P.